SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 29, 2006

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

4124 Airport Road, Shenandoah, Iowa	51601
(Address of principal executive offices)	(Zip code)

(712) 246-2932

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

        Reference is made to Item 5.01, which disclosure is hereby incorporated by reference.

Item 5.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On September 29, 2006, the Company retained Mr. Brian L. Larson as its Chief Financial Officer. Mr. Larson was previously working with the Company as a consultant. Mr. Dan Christensen, who was previously acting as the Company’s Chief Financial Officer (principal financial officer), will continue serving in his role as a director, secretary and treasurer of the Company, but will no longer be acting as the Company’s Chief Financial Officer.

        Before joining the Company, Mr. Larson was Chief Financial Officer, Secretary and Treasurer of Solutionary, Inc., a start-up/early stage IT Security Company, from November 2003 to February 2006. From September 1994 through October 2003 he served as Senior Vice President and Chief Financial Officer for Data Transmission Network Corporation (DTN), an information and communications services company. DTN was a public company until April of 2000, when it was taken private in a transaction valued at over $470 million dollars. Prior to DTN, Mr. Larson was the Division Controller for Twin City Testing, an engineering and environmental testing company with over 20 branch offices in eight regions throughout the Midwest, from 1992 to 1993. After graduating in 1984, he spent the first eight years of his career with Peter Kiewit Sons’, Inc. working in mining, construction and five years in manufacturing with Continental Can Company, a division of the company. He is a graduate of the University of South Dakota where is received a degree in accounting.

        The Company’s employment agreement with Mr. Larson provides (i) that Mr. Larson receive a beginning base salary of $135,000 per year, which shall be raised to $150,000 per year when the Company first begins producing ethanol for commercial sale in addition to performance based bonuses; (ii) that the Company anticipates adopting some type of equity incentive plan and Mr. Larson will be eligible to participate in that plan; (iii) for a signing bonus of 1,250 shares of the Company’s common stock which shares vest when the Company first begins producing ethanol for commercial sale; (iv) for vacation pay, and if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health or dental program, pension plan, similar benefit plan or other so-called “fringe benefits”; (v) for employment for a three year term, subject to earlier termination upon the happening of certain events, and possible renewal for additional one year terms; (vi) that if Mr. Larson is terminated for reasons other than for cause, he is entitled for severance for a period of up to six months; and (vii) for a $100,000 bonus in the event that there is a change-in-control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: October 3, 2006	By	/s/ Barry A. Ellsworth
Barry A. Ellsworth CEO and President (Principal Executive Officer)

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